                                                                     Exhibit 3.5

                          CERTIFICATE OF INCORPORATION
                                       OF
                        DANKA IMAGING DISTRIBUTION, INC.

                                    * * * * *

     1.   The name of the corporation is Danka Imaging Distribution, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) and the par value of each of such shares is One Dollar and No Cents ($1.00) amounting in the aggregate to Ten Thousand Dollars and No Cents ($10,000.00).

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6.   The name and mailing address of the sole incorporator is:

                  L. J. Vitalo
                  Corporation Trust Center
                  1209 Orange Street
               Wilmington, Delaware 19801

     7. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of October , 1996.


                                        By:               L. J. Vital
                                           -------------------------------------
                                                     Sole Incorporator
                                                       L. J. Vitalo

                                     Page 1